UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2015

LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0160744
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

11119 North Torrey Pines Road, Suite 200	92037
La Jolla, CA	(Zip Code)
(Address of principal executive offices)
(858) 550-7500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2015 annual meeting of stockholders of Ligand Pharmaceuticals Incorporated (the “Company”) was held on April 24, 2015. Set forth below is a brief description of each matter voted on at the meeting and the final voting results.

Proposal 1. The election of eight members of the Company’s board of directors for terms expiring at the 2016 annual meeting of stockholders. In accordance with the results below, each nominee was elected to serve as a director.

	Votes For	Votes Withheld	Broker Non-Votes
Jason Aryeh	14,253,294	137,508	3,591,272
Todd C. Davis	14,253,858	136,944	3,591,272
John L. Higgins	14,252,866	137,936	3,591,272
David M. Knott	14,129,685	261,117	3,591,272
John W. Kozarich	14,187,446	203,356	3,591,272
John L. LaMattina	14,253,152	137,650	3,591,272
Sunil Patel	14,131,785	259,017	3,591,272
Stephen L. Sabba	14,131,054	259,748	3,591,272

Proposal 2. The ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. In accordance with the results below, the selection of Grant Thornton LLP was ratified.

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,595,726	281,938	104,410	N/A

Proposal 3. The approval of a non-binding advisory resolution regarding the compensation of the Company’s named executive officers. In accordance with the results below, the resolution was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,068,517	195,390	126,895	3,591,272

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: April 24, 2015	By:	/s/ Charles Berkman
	Name:	Charles Berkman
	Title:	Vice President, General Counsel and Secretary